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                                                                    EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-116076), Form S-8 (No. 333-114512) and Form S-4 (No. 333-112309) of Laidlaw International, Inc. of our report dated November 18, 2003 relating to the financial statements of Laidlaw Inc. for the period from September 1, 2003 to May 31, 2003 and the year ended August 31, 2002, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
Chartered Accountants
Mississauga, Ontario
November 9, 2004